                                                             EXHIBIT 10(lix)(02)


                                   EXHIBIT 1
                         VUSA BUFFYCOAT SPECIFICATIONS

o Delivery of Buffycoat units to VUSA shall be in less than * hours from the original time of blood donation (draw).

o Buffycoats shall be made from units satisfactory for transfusion use under applicable FDA regulations and guidelines.

o    Storage, handling and transport of Buffycoats units shall be at
     *.

o    Hematocrit of * per Buffycoat unit.

o All FDA required and recommended transmissible disease and other testing on all blood samples (which currently includes testing for the following infectious diseases: HIV-I/HIV-II, HTLV-I, HBsAg, HBc, HCV, and Syphilis) and shown to be negative (e.g., non-reactive).

o VUSA recognizes that Buffycoats may from time to time be shipped before test results are available, in which case they shipped with a provisional certificate of analysis for the test results and other information that is available at the time of shipment, and will be promptly followed by a final certificate of analysis for all test data.

o A unit of Buffycoats will be derived from a unit of whole blood that has a volume greater than or equal to *, and the whole blood will have an average of approximately * million white blood cells per ml, and shall contain on average not less than * billion white blood cells per delivered Buffycoat unit per * of whole blood source.

o Packaged and labeled for shipping (transport) per the PBIC standard operating procedures.

o To the extent not specifically required otherwise herein, Buffycoats will be manufactured (including all steps pertaining thereto, such as, but not limited to, collection, handling, storage, testing, packaging, labeling, shipment, and documentation) in compliance with (i) FDA cGMP and other requirements and recommendations applicable to the manufacture of blood for transfusion, and (ii) to the extent not in conflict with such FDA requirements and recommendations, with the PBIC's standard operating procedures.


* The information redacted herefrom is the subject of a Confidentiality Request submitted to the Securities and Exchange Commission.




CONFIDENTIAL                          EXHIBIT 1                          7/15/98

                                   EXHIBIT 2
                   PIBC SUBAGREEMENT FOR SUPPLY OF BUFFYCOATS

This subagreement ("Subagreement") is made and entered into this __ day of ______, ____ by and between ____________________________, a ____________
non-profit corporation with its principal office at __________________________________ (hereafter "PIBC"), and America's Blood
Centers ("ABC"), an Arizona non-profit corporation with its principal office at 725 15th St., N.W., Suite 700, Washington, DC 20005 and Viragen, U.S.A., Inc. ("VUSA"), a Delaware corporation, having its principal office at 865 SW 78th Ave., Suite 100, Plantation, FL 33324.

                                    RECITALS

PIBC is a non-profit blood center which holds a valid license from U.S. Food and Drug and Administration to manufacture and distribute human source leukocytes and is a member in good standing of America's Blood Centers ("ABC"). VUSA and its Affiliates are engaged in the research, development and production of products made from human source leukocytes. ABC has entered into an agreement with VUSA and Viragen for access to human source leukocytes supplied by ABC members ("the Agreement"). PIBC has thoroughly read and reviewed the terms of the Agreement, and the parties desire to have the PIBC supply human source leukocytes in accordance with the terms and conditions of the Agreement and this Subagreement.

                                   COVENANTS

2.1. INCORPORATION OF AGREEMENT.

1.1 AGREEMENT TERMS AND CONDITIONS. All definitions, terms, covenants, conditions and exhibits of the Agreement are incorporated herein and made a part of this Subagreement, and the PIBC, ABC and VUSA agree to be fully bound by all such terms, covenants, conditions and exhibits of the Agreement applicable to the PIBC and to Buffycoats supplied by the PIBC, and to otherwise fully cooperate with ABC and VUSA in the performance of the Agreement, including all audits of the PIBC which ABC or VUSA may carry out under the Agreement.

1.2 ABC ROLE. PIBC agrees that ABC shall act as the interface between VUSA and PIBC to the extent provided in the Agreement, including receipt of forecasts, purchase orders, and payments from VUSA. PIBC shall not hold VUSA or its Affiliates responsible for any payments received from VUSA or its Affiliates and not delivered by ABC to PIBC, or for any ABC misfeasance or malfeasance in any task ABC is to carry out under the Agreement or otherwise undertakes.

1.3 OTHER HUMAN SOURCE LEUKOCYTES SUPPLY AGREEMENTS. The parties expressly recognize that PIBC has the preexisting contractual obligation(s) to supply human source leukocytes to other Persons as set forth in Exhibit A hereto, and that such preexisting obligation(s) shall be deemed an exception to VUSA's First and Preferential Access and to the Available Supply in accordance with the Agreement.

2.   PIBC ADDITIONAL OBLIGATIONS.

2.1. FORECAST OBLIGATION. Upon the Effective Date and thereafter during the term of-this Subagreement, at least sixty (60) days before the start of the each subsequent calendar quarter, PIBC shall provide ABC



CONFIDENTIAL                              1                              7/15/98
     with good faith rolling quarterly forecasts of PIBC's anticipated
     Available Supply for each of the subsequent four calendar quarters (the "PIBC Rolling Supply Forecast"). The forecast made in the PIBC Rolling Supply Forecast of anticipated PIBC Available Supply for the calendar quarter immediately subsequent to the quarter following the date the Rolling Forecast is provided shall be the "PIBC's Confirmed Supply Forecast. PIBC shall immediately inform ABC of any condition that might adversely affect its Available Supply or its ability to supply the quantities of Buffycoats specified In any PIBC Rolling Supply Forecast or PIBC's Confirmed Supply Forecast.














































CONFIDENTIAL                              2                              7/15/98

2.2. SUPPLY OBLIGATION. PIBC shall accept purchase orders for Buffycoats, up to the PIBC's Confirmed Available Supply, allocated by ABC to the PIBC. PIBC shall deliver to VUSA the Buffycoats specified in such purchase order in accordance with the Agreement and the purchase order. PIBC shall immediately inform ABC (which ABC shall promptly forward such information to VUSA) of any condition that might adversely affect its Available Supply or its ability to supply the quantities of Buffycoats specified in any purchase order; provided, that all information described under Section 5.4 of the Agreement is directly and immediately transmitted to VUSA.

3.   PIBC WARRANTIES.

PIBC represents and warrants to VUSA and ABC that:

3.1. CORPORATE ORGANIZATION & AUTHORITY. PIBC is a corporation duly organized, validly existing, and in good standing under the laws of the ____________, and has all requisite corporate power and authority to own, lease and operate its properties and carry on its business as now conducted, to execute and deliver this Subagreement and to perform the obligations contemplated hereunder. This Subagreement has been duly and validly executed and delivered by PIBC and constitutes the legal, valid and binding obligation of PIBC enforceable against PIBC by VUSA and ABC in accordance with its terms and that of the Agreement.

3.2. No Conflict, Legal Compliance. The execution and delivery of this Agreement by PIBC does not, and the performance of this Subagreement by PIBC during its term shall not (i) conflict with or violate any laws, regulations, guidelines or any order, award, judgment or decree, or permit, license or approval of any governmental agency applicable to it or by which their properties or operations are bound or affected, (ii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under any mortgage, contract, license, permit, insurance policy or other obligation to which they are a party, or by which they or their properties are bound or affected, or (iii) require any consent, approval, authorization or filing with or notification to any Governmental Agency or third party.

3.3. PIBC AVAILABLE SUPPLY. Its annual Available Supply is at least ___,000 Buffycoats on the Effective Date, and that the Available Supply shall be maintained at no less than that level during the term of this Subagreement, except for such reductions from that level to the extent necessary to meet the PIBC's obligations to supply human source leukocytes for direct human transfusion. Notwithstanding the foregoing, PIBC represents and warrants that it will use its reasonable best efforts to maximize its Available Supply in a timely manner consistent with expected forecasts.

3.4. NON-INFRINGEMENT, ABILITY TO PROVIDE. PIBC warrants that it shall not disclose or cause to be disclosed to VUSA or its Affiliates any trade secrets or any third party patent or proprietary rights, or use same in the manufacture of the Buffycoats under this Agreement, and shall not provide to VUSA any Buffycoats which have been manufactured using any process that infringes or misappropriates any third party patent or trade secret. PIBC's warranties under this Section 3.4 shall not extend to any procedure, Specification, method, Confidential Information or materials provided by VUSA, Viragen or their respective Affiliates.



























CONFIDENTIAL                              3                              7/15/98

4.   TERM AND TERMINATION.

4.1. TERM. This Subagreement shall commence on the date of its execution or on the Effective Date of the Agreement, whichever is later, and shall continue until the Agreement terminates or until this Subagreement is terminated, whichever is sooner. Upon termination of this Subagreement, each party agrees to honor any obligations that, under the Section 10.8 of the Agreement, continue past termination. This Subagreement shall be automatically renewed or extended for the duration of any renewal or extension period of the Agreement; provided, however, that (i) each PIBC shall have the right not to renew this Subagreement if it provides ABC and VUSA written notice of its intent not to renew this Subagreement at least eighteen (18) months prior to expiration of the term of the Agreement, or
     (ii) if the renewal or extension of the Agreement provides for any material changes to the material terms of the Agreement, each PIBC shall have fifteen (15) days from the date of its receipt of such extended or renewed Agreement to notify ABC and VUSA in writing that the PIBC will not extend or renew this Subagreement.

4.2. SEPARATE TERMINATION OF SUBAGREEMENT. Either PIBC or VUSA may terminate this Subagreement (without terminating the Agreement or any other Subagreement) in the event of a material breach by the other party of the Agreement or this Subagreement, provided such Person follows the procedures in 10.6 of the Agreement. Additionally, VUSA may terminate this Subagreement immediately (without terminating the Agreement or any other Subagreement) in the event of (a) PIBC's failure to comply with FDA or other federal, state, and local government requirements (including the terms of any undissolved consent decrees) to be a supplier of Buffycoats or (b) PIBC's bankruptcy or insolvency as defined in 10.7 of the Agreement. Finally, VUSA may terminate this Subagreement (without terminating the Agreement), without fault and after consultation with ABC and PIBC, in the event that PIBC is repeatedly unable to supply conforming Buffycoats on a basis and quality comparable to other ABC members that also are supplying Buffycoats under the Agreement, or is unable to maintain an adequate Available Supply of Buffycoats.

5.   MISCELLANEOUS.

5.1. NOTICES. Any and all notices, designations, consents, offers, acceptances or other communication provided herein shall be given as provided in the Agreement directed to the address shown below, unless notice of a change of address is furnished:

         IF TO PIBC:                         IF TO VUSA, VIRAGEN OR ABC:
         [PIBC Name]                         As set forth in the Agreement:
         [PIBC Address]
         Attn: [Name]
         Fax:

ALL NOTICES OF RECALLS OR ANY OTHER MATTER THAT MAY RELATE TO THE SAFETY OF THE BUFFYCOATS SHALL BE COMMUNICATED BY THE MOST EXPEDIENT METHOD, AND PROMPTLY CONFIRMED IN WRITING.

5.2. ENTIRE AGREEMENT. Except as expressly set forth herein, this Subagreement together with the Agreement and their Exhibits constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all other agreements and undertakings, both written and oral, between the parties with respect to the subject matters covered in the Subagreement, the Agreement



CONFIDENTIAL                              4                              7/15/98
     and the Exhibits. No modification of the terms of this Subagreement, or any waiver of any breach thereof, shall be effective unless made in writing and executed by authorized representatives of VUSA, ABC, and the PIBC.

5.3. CHOICE OF LAW; ALTERNATIVE DISPUTE RESOLUTION. The parties agree that this Subagreement shall be governed by the choice of law, venue and alternative dispute provisions of the Agreement.


VIRAGEN USA., INC.                       [PIBC]


By:                                      By:
    -------------------------------         ------------------------------------
    Charles F. Fistel                       [Name]
    Executive Vice President                [Title]


AMERICA'S BLOOD CENTERS

By:                                      By:
    ---------------------------------       ------------------------------------
    Byron B. Buhner                         Jim MacPherson
    President                               Executive Director
















CONFIDENTIAL                              5                              7/15/98

                                   EXHIBIT 3
                             STOCKHOLDERS AGREEMENT

         This Stockholders Agreement (the "Agreement") is made and entered into July 15, 1998, by and among American Blood Centers, Inc. ("ABC"), a non-profit Arizona corporation with its principal offices at 725 15th Street, N.W., Suite 700, Washington, DC 20005 and Viragen. Inc. ("Viragen"), a Delaware corporation, and Viragen U.S.A., Inc. ("VUSA"), a Delaware corporation and a wholly-owned subsidiary of Viragen. with their principal offices at 865 S.W. 78th Avenue, Suite 100, Plantation, Florida 33324.


         WHEREAS, ABC, Viragen and VUSA are parties to an Agreement dated even date herewith (the "Agreement");

         WHEREAS, pursuant to the Agreement, ABC will be authorized to receive shares of Common Stock of VUSA ("Shares") in certain events as provided for in the Agreement; and

         WHEREAS, the parties desire to provide for the orderly management of the business and affairs of VUSA, to place certain restrictions on the transfer of the Shares by ABC and to provide for a harmonious relationship among themselves;

         NOW, THEREFORE, in consideration of the premises and the mutual promises set forth herein, the parties hereto agree as follows:

         1. CERTIFCATES OF STOCK. Each certificate of Shares subject to this Agreement may have endorsed thereon the followings words:

         "This certificate and the shares of stock represented hereby are held subject to the terms and restrictions of a certain Stockholders Agreement dated July 15, 1998, by and among American's Blood Centers, Inc., Viragen, Inc. and Viragen U.S.A., Inc. Said Agreement, among other things, restricts the disposition of certain shares of stock, and gives Viragen U.S.A., Inc., and Viragen. Inc. a first option to buy the stock represented hereby in the event of any termination of the Agreement or if the holder named herein desires to dispose of the same. A copy of said Agreement is on file in the office of Viragen U.S.A., Inc."

         2. RESTRICTION ON DISPOSITION OF SHARES.

            (a) Neither ABC nor any permitted transferee or assign shall dispose of any Shares except in accordance with the balance of the terms hereinafter set forth; provided, however, that ABC is authorized to transfer and assign, some or all of the Shares to PIBCs (as defined in the Agreement), and PIBCs are authorized to transfer and assign to other PIBCs or to ABC, upon ten (10) days written notice to VUSA and subject to such PIBC executing a copy of this Agreement or comparable stockholders' agreement. As used in this Agreement, the term "dispose" or "disposition" means a sale, exchange, bequest, devise. assignment, pledge, encumbrance. hypothecation, contribution to capital or other disposition, with or without consideration, effective during the term of this Agreement.

            (b) Except as otherwise provided in subsection 2 (a) above or elsewhere in this Agreement, at any time, ABC may sell all, but not less than all, of its Shares (hereinafter referred to as the "Offered Shares") to any person (hereinafter referred to as the "Transferee"), but only upon satisfaction of all of the conditions set forth in paragraphs (i) through (iv) below:

            (i) The Transferee has delivered to ABC a signed writing setting forth the terms of the proposed acquisition of the Offered Shares, including confirmation of the number of the Offered Shares to be acquired by the Transferee, the price per share to be paid, the cash down payment and the payment provisions, interest rate or other terms of any promissory note or other extension of credit (hereinafter referred to as the "Offer");

            (ii) The Transferee has deposited with an independent escrow agent an amount equal to twenty percent (20%) of the total purchase price to be paid for such Offered Shares and has delivered to ABC a writing from such independent escrow agent evidencing receipt by it of such deposit (hereinafter referred to as the "Receipt");

            (iii) Within ten (10) days following the receipt of the Offer and of the Receipt, ABC has delivered to the VUSA a true and complete copy of each (hereinafter referred to as the "Notice").

            (iv) Within thirty (30) days following the delivery of the Notice to VUSA, Viragen or VUSA fails to notify the ABC in writing that it intends to redeem or purchase the Offered Shares described in the Offer as provided in subsection (c) of this Section.

       If all of the conditions set forth in subparagraphs (i) through (iv) above are satisfied, and Viragen or VUSA fails to elect to redeem and/or purchase all of the Offered Shares as provided in subsection (c) of this Section, then ABC shall sell the Offered Shares to the Transferee at the price and in accordance with the precise terms and conditions set forth in the Offer. VUSA shall be under no obligation to recognize the sale or transfer or such Offered Shares, however, until and unless: (i) ABC or the Transferee shall furnish to VUSA evidence satisfactory to it that such sale has been or will be consummated in accordance with the terms set forth in the Offer; and (ii) the Transferee agrees that it shall be bound by all of the terms and conditions of this Agreement and any other terms and conditions reasonably imposed by VUSA (but shall have none of the rights of ABC unless otherwise agreed to herein or subsequently agreed to in writing by VUSA. If the sale is proposed to be made at a price or upon terms or conditions which are different from those set forth in the Offer, then ABC shall again fully comply with the procedures herein required to be observed in order to sell its Shares.

            (c) During the thirty (30) day period described in paragraph (iv) of subsection (b) of this Section, VUSA shall have the initial right to redeem an of the Offered Shares at the same price and on the same terms and conditions set forth in the Offer by notifying ABC in writing of the exercise of such right. If VUSA fails to agree to redeem all of the Offered Shares, Viragen shall have the right to purchase all of such remaining Offered Shares at the same price and on the same terms and conditions set forth in the Offer by so notifying ABC in a writing delivered by hand within the foregoing thirty (30) day period. In the event VUSA and Viragen fail to redeem and/or purchase all of the Offered Shares, ABC shall be free to sell the Offered Shares as contemplated in subsection (b) of this Section.

            (d) VUSA shall redeem, Viragen shall purchase and ABC shall surrender to VUSA or sell to Viragen the number of Shares subject to the respective written elections made pursuant to subsection (c) of this Section at the principal office of VUSA on such date or dates which shal1 be mutually determined by ABC and VUSA, but which shall not be later than ten (10) days after the commencement of the thirty (30) day period referred to in subsection
(c) of this Section (hereinafter referred to as a "Closing"). At each Closing, VUSA and/or Viragen, as the case may be, shall tender the consideration set forth in the Offer for the Offered Shares to be redeemed or acquired by it, and ABC shall surrender to VUSA and/or Viragen one or more stock certificates representing such Offered Shares together with such duly executed stock powers as are necessary to transfer ownership to such Shares to VUSA and/or Viragen, as the case may be. If appropriate, the terms of payment set forth in the Offer shall be apportioned among the Offered Shares to be redeemed or purchased.

            (e) The foregoing notwithstanding, in the event that ABC or any permitted transferee or assign (the "Selling Party") shall desire to dispose of any of the Shares in an ordinary market transaction following such time as VUSA shall have completed a public offering of its Common Stock, a public trading market shall exist for VUSA's Common Stock and the Selling party is eligible to effect sales of thc Shares as registered shares or in accordance with Rule 144 under the Securities Act of 1933, the following procedures shall apply. The Selling Party shall send by facsimile written notice to VUSA of its intent to effect sales of all or some of the Shares (the "Noticed Shares") in an ordinary market transaction. VUSA shall have seven days from the date of notice to provide or cause to be provided through a separate buyer cash to the Selling Party an amount equal to the Purchase Price (as hereinafter defined) multiplied times the number of Noticed Shares. The purchase price (the "Purchase Price") per share of Common Stock shall be equal to the closing bid price for VUSA Common Stock on the securitics exchange or in the principal securities market on the date that VUSA provides its reciprocal notice of the commitment by VUSA or such other buyer to purchase the Noticed Shares. In the event VUSA does not so provide or cause to be provided such amount within seven days of the Selling Party's notice, then the Selling Party shall be free without restriction for 30 days to sell the Noticed Shares. If the Noticed Shares are not sold during such subsequent 30-day time period, then the Selling Party prior to any future sale of the Noticed Shares must again fully comply with all the procedures set forth herein.

         3. TERMINATION. This Agreement shall be effective for a period beginning with the date hereof and continuing for either the earlier to occur of (i) ABC or the PIBCs shall no longer beneficially own any shares of Common Stock of VUSA or (ii) the termination of the Agreement for any reason.

         4. MISCELLANEOUS.

            (a) This Agreement shall be governed by and construed in accordance with the law of the State of Delaware notwithstanding the laws that might otherwise govern under applicable principles of conflicts of laws hereof.

            (b) Any notice or other communication under this Agreement shall be in writing and shall be considered given when delivered personally or sent by facsimile (with a copy by any other means permitted for the giving of notices under this Agreement), or three days after being mailed by registered mail, return receipt requested, to the parties at the addresses specified in the first paragraph or this Agreement.

            (c) This Agreement contains a complete statement of all of the arrangements among the parties with respect to its subject matter, and cannot be changed or terminated orally.

            (d) This Agreement may be executed in two or more counterparts, each of which shall be considered an original, but all of which together shall constitute the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

                                 AMERICAN BLOOD CENTERS, INC., A
                                          NON-PROFIT ARIZONA CORPORATION


                                 By:
                                    -------------------------------------
                                 Name:
                                      -----------------------------------
                                 Title:
                                       ----------------------------------


                                 VIRAGEN, INC., A DELAWARE CORPORATION


                                 By:
                                    -------------------------------------
                                          Gerald Smith, President


                                 VIRAGEN U.S.A., INC., A DELAWARE
                                          CORPORATION


                                 By:
                                    -------------------------------------
                                    Charles F. Fistel, Executive Vice President

                               INVESTMENT LETTER

Viragen U.S.A. Inc.
865 S.W. 78th Avenue
Suite l00
Plantation, Florida 33324

Gentlemen:

         The undersigned hereby represents and warrants to Viragen U.S.A., Inc. (the "Company"), that (i) the ________ shares of the Company's Common Stock, $.01 par value (the "Securities") which are being acquired by the undersigned are being acquired from the Company for its own account and for investment and not with a view to the public resale or distribution thereof; (ii) the undersigned will not sell, transfer or otherwise dispose of the Securities except in compliance with the Securities Act of 1933, as amended (the "Act"); and (iii) the undersigned is aware that the Securities are "restricted securities" as that term is defined in Rule 144 of the General Rules and Regulations under the Act.

         The undersigned acknowledges that it has been furnished with disclosure documents, including among other things, the Company's financial statements.

         The undersigned further acknowledges that it has had an opportunity to ask questions of and receive answers from duly designated representatives of the Company concerning the terms and conditions persuant to which the Securities are being offered. The undersigned acknowledges that it has been afforded an opportunity to examine such documents and other information which it has requested for the purpose of verifying the information set forth in the documents referred to above.

         The undersigned further acknowledges that it is fully aware of the applicable limitations on the resale of the Securities. These restrictions for the most part are set forth in Rule 144. The Rule permits sales of "restricted securities" upon compliance with the requirements of such Rule. If the Rule is available to the undersigned, the undersigned may make only routine sales of Securities, in limited amounts, in accordance with the terms and conditions of that Rule.

         By reason of the undersigned's knowledge and experience in financial and business matters in general, and investments in particular, the undersigned is capable of evaluating the merits and risks of an investment in the Securities. The undersigned is capable of bearing the economic risks of an investment in the Securities and fully understands the speculative nature of the Securities and the possibility of such loss.

         The undersigned's present financia1 condition is such that it is under no present or contemplated future need to dispose of any portion of the Securities to satisfy any existing or contemplated undertaking, need or indebtedness.

         Any and all certificates representing the Securities, and any and all Securities issued in replacement thereof or in exchange therefor, shall bear the following or comparable legends, which the undersigned has read and understands:

                  "The Securities represented by this Certificate have not been registered under the Securities Act of 1933 (the "Act"). The Securities have been acquired for investment and may not be sold or transferred in the absence of an effective Registration Statement for the Securities under the Act unless in the opinion of counsel satisfactory to the Company, registration is not required under the Act."

                  "The Securities represented by this Certificate are subject to the terms of an Agreement dated July 15, 1998 and a related Stockholders Agreement which provides for the repurchase of the Securities evidenced by this Certificate under certain conditions. The Securities represented by this Certificate are also subject to the terms and conditions of a Stockholders Agreement which provides certain restrictions on the public resale and transfer of the Securities evidenced hereby and provides a right of first refusal and option to purchase the Securities by the Company. A copy of the Agreement and the Stockholders Agreement may be obtained at the principal office of the Company."


                                 Very truly yours,

                                 AMERICAN BLOOD CENTERS, INC.


                                 By:
                                    -------------------------------------
                                 Name: Jim MacPherson
                                       -----------------------------------
                                 Its:  Exec. Director
                                       -----------------------------------


Dated:

                                   EXHIBIT 4
                                VOTING AGREEMENT

         This Voting Agreement (the "Voting Agreement") is made and entered into July 15, 1998 by and among America's Blood Centers, Inc. ("ABC"), a non-profit Arizona corporation with its principal offices at 725 15th Street, N.W., Suite 700, Washington, DC 20005, and Viragen, Inc. ("Viragen"), a Delaware corporation, and Viragen U.S.A., Inc. ("VUSA"), a Delaware corporation and a wholly-owned subsidiary of Viragen, with their principal offices at 865 S.W. 78th Avenue, Suite 100, Plantation, Florida 33324.

         WHEREAS, ABC, Viragen and VUSA are parties to an Agreement dated even date herewith (the "Agreement");

         WHEREAS, pursuant to the Agreement, ABC will be authorized to receive shares of Common Stock of VUSA in certain events as provided for in the Agreement; and

         WHEREAS, the parties desire to provide for the orderly management of the business and affairs of VUSA at such time as ABC receives shares of Common Stock of VUSA, including the election of one ABC nominee as a VUSA director;

         NOW, THEREFORE, in consideration of the premises and the mutual promises set forth herein, the parties hereto agree as follows:

         1. Election of ABC's Nominee. Commencing at such time as ABC receives shares of Common Stock of VUSA under the terms of the Agreement and for the term of this Voting Agreement, Viragen agrees that it will vote all of its shares of Common Stock of VUSA to elect to VUSA's Board of Directors a nominee designated by ABC, who shall meet VUSA Board's good and reasonable criteria as specified from time to time by VUSA. The number of directors which may be nominated by ABC shall not be affected by any increase or decrease in the number of directors constituting the Board of Directors of VUSA.

         2. Change of Director. If ABC gives written notice to Viragen of its desire to remove ABC's designated director for any reason, Viragen shall vote all of its shares and Viragen and VUSA shall take all other action reasonably necessary to remove that director. If for any reason any director previously nominated by ABC ceases to hold office, ABC shall promptly nominate an individual to fill the vacancy so created for the unexpired term and Viragen shall vote all of its shares and Viragen and VUSA shall take all other action reasonably necessary to cause the individual so nominated to fill the vacancy.

         3. Termination. This Voting Agreement shall be effective for a period beginning with the date hereof and continuing for either the earlier to occur of (i) ABC or the PIBCs (as defined in the Agreement) shall no longer beneficially own any shares of Common Stock of VUSA or (ii) the termination of the Agreement for any reason.

         4. Miscellaneous.

            (a) This Voting Agreement shall be governed by and construed in accordance with the law of the State of Delaware notwithstanding the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

            (b) Any notice or other communication under this Voting Agreement shall be in writing and shall be considered given when delivered personally or sent by facsimile (with a copy by any other means permitted for the giving of notices under this Voting Agreement), or three days after being mailed by registered mail, return receipt requested, to the parties at the addresses specified in the first paragraph of this Voting Agreement.

            (c) This Voting Agreement contains a complete statement of all of the arrangements among the parties with respect to its subject matter, and cannot be changed or terminated orally.


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

            (d) This Voting Agreement may be executed in two or more counterparts, each of which shall be considered an original, but all of which together shall constitute the same instrument.


         IN WITNESS WHEREOF, the parties hereto have executed this Voting Agreement on the day and year first above written.


                                 AMERICAN BLOOD CENTERS, INC., A
                                          NON-PROFIT ARIZONA CORPORATION


                                 By:
                                    -------------------------------------
                                 Name: Jim MacPherson
                                      -----------------------------------
                                 Title: Exec. Director
                                       ----------------------------------


                                 VIRAGEN, INC., A DELAWARE CORPORATION


                                 By:
                                    -------------------------------------
                                          Gerald Smith, President


                                 VIRAGEN U.S.A., INC., A DELAWARE
                                          CORPORATION


                                 By:
                                    -------------------------------------
                                    Charles F. Fistel, Executive Vice President






















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